Exhibit 10.19
STANDBY PURCHASE AGREEMENT
This STANDBY PURCHASE AGREEMENT (this "Agreement"), dated as of June 22, 2017, is by and between Trinity Capital Corporation, a New Mexico corporation (the "Company"), and Strategic Value Bank Partners LLC (the "Standby Purchaser").
WITNESSETH:
WHEREAS, pursuant to that certain Stock Purchase Agreement, dated September 8, 2016 (the "Stock Purchase Agreement"), by and among the Company, Castle Creek Capital Partners VI, LP ("Castle Creek"), Patriot Financial Partners II, L.P., Patriot Financial Partners Parallel II, L.P. (together with Patriot Financial Partners II, L.P., "Patriot") and the Standby Purchaser (collectively, the "Investors"), the Company proposes pursuant to the Registration Statement (as defined herein), to commence an offering to (i) holders of record of its common stock, no par value per share (the "Common Stock"), as of the close of business on a date to be determined by the Board of Directors of the Company (the "Record Date"), of non-transferable subscription rights (each a "Right" and collectively, the "Rights") to subscribe for and purchase shares of Common Stock (the "Rights Offering"), and (ii) certain directors, officers and employees of the Company to subscribe for and purchase shares of Common Stock pursuant to a directed share program (as described in the Registration Statement) (collectively, the "Offered Shares") at a subscription price of $4.75 per share (the "Per Share Subscription Price") for an aggregate offering amount of up to $10,000,000 (collectively, the "Offering");
WHEREAS, pursuant to the Stock Purchase Agreement, the Investors are prohibited from participating in the Offering;
WHEREAS, the parties to the Stock Purchase Agreement have executed a waiver permitting the Standby Purchaser to purchase, subject to availability, shares of voting Common Stock in the Offering in accordance with the terms and conditions of this Agreement;
WHEREAS, pursuant to the Offering, the Company will distribute to each of its shareholders of record as of the Record Date (excluding the Investors, the "Shareholders"), free of charge, one Right for a number of shares of Common Stock to be set forth in the Registration Statement held by them as of the Record Date, and each Right will entitle the holder to purchase one (1) Offered Share at the Per Share Subscription Price (the "Basic Subscription Privilege");
WHEREAS, each holder of Rights who exercises in full its Basic Subscription Privilege will be entitled to subscribe for additional Offered Shares, at the Per Share Subscription Price, to the extent that other holders of Rights do not exercise all of their respective Basic Subscription Privileges and the participants in the directed share program do not fully subscribe for the Reserved Shares (as defined by the Registration Statement)(the "Over-Subscription Privilege");
WHEREAS, all Offered Shares not subscribed for and purchased by the Shareholders in the Rights Offering or the participants in the directed share program shall be referred to herein as the "Unsubscribed Shares;" and
WHEREAS, in order to facilitate the Offering, the Company has requested the Standby Purchaser to agree, and the Standby Purchaser has agreed, to purchase, subject to availability, up to 281,987 Unsubscribed Shares from the Company (which will represent up to 9.9% of the Company's outstanding voting Common Stock following the closing of the Offering, assuming all of the Offered Shares in the Offering are sold) at the Per Share Subscription Price, as more fully described herein.
NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1. Definitions.  For all purposes of this Agreement, certain capitalized terms not otherwise defined herein shall have the meanings set forth on Appendix A.
Section 2. Standby Purchase Commitment.
(a) Subject to the terms and conditions set forth herein, the Standby Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Standby Purchaser, at the Per Share Subscription Price, up to 281,987 Unsubscribed Shares, whereafter the Standby Purchaser will own up to 9.9% of the outstanding Common Stock of the Company (assuming all of the Offered Shares in the Offering are sold).  In no event shall the Standby Purchaser own in excess of 9.9% of the Company's outstanding voting Common Stock following the Closing Date of the Offering.
(b) The parties acknowledge and agree that the Standby Purchaser shall only be required to purchase Unsubscribed Shares up to the maximum investment specified on Exhibit A.
(c) Payment of the purchase price for the Offered Shares shall be made to the Company by the Standby Purchaser, on the Closing Date, against delivery of the Offered Shares to the Standby Purchaser, in United States dollars by means of a check payable to the order of the Company or wire transfer of immediately available funds.
Section 3. Representations and Warranties of the Company.  The Company represents and warrants to the Standby Purchaser that, as of the date hereof (and as of the Closing Date):
(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico and has all requisite corporate power and authority to execute and deliver this Agreement and carry out the transactions contemplated hereby. The Company has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted.
(b) As of May 31, 2017, the authorized capital stock of the Company consists of (i) 20,000,000 shares of voting Common Stock, of which 9,249,205 shares are issued and outstanding, (ii) 20,000,000 shares of non-voting Common Stock, of which 8,286,200 are issued and outstanding, and (iii) 1,000,000 shares of preferred stock, none of which are issued and outstanding.
(c) At the time of filing, the Registration Statement (i) will comply, in all material respects, with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder, and (ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.
(d) When executed by the Company, this Agreement will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.
(e) The execution, delivery and performance of this Agreement by the Company, the fulfillment of and compliance with the respective terms and provisions hereof and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company (none of which actions have been modified or rescinded, and all of which actions are in full force and effect).
(f) All of the Offered Shares will have been duly authorized for issuance prior to the Closing, and, when issued and distributed as set forth in the Prospectus, will be validly issued, fully paid and non-assessable.  None of the Offered Shares will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company's articles of incorporation, as amended, the Company's bylaws, as amended, or any material agreement or instrument to which the Company is a party or by which it is bound.
(g) The Company is not subject to any law, ordinance, regulation, rule, order, judgment, injunction, decree, charter, bylaw, contract, commitment, lease, agreement, instrument or other restriction of any kind that would prevent the Company's consummation of this Agreement or any of the transactions contemplated hereby without the consent of any third party or that would result in any penalty, forfeiture or other termination as a result of such consummation (except, in each case, to the extent that consents or waivers have been obtained).
(h) Neither the execution or delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby by the Company constitutes a violation or default under or conflicts with, or will result in the creation of any encumbrance on any of the assets owned by the Company under, any term or provision of the articles of incorporation or bylaws of the Company, or any material contract, commitment, lease, instrument or agreement to which the Company is a party or by which the Company is bound.
(i) Since January 1, 2017, the Company has filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it through the date hereof under the Exchange Act or the Securities Act (all such documents, as supplemented and amended since the time of filing, collectively, the "Company SEC Documents").  The Company SEC Documents, including without limitation all financial statements and schedules included in the Company SEC Documents, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable.  The audited consolidated financial statements of Company included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, and present fairly in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.
(j) Since March 31, 2017, there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect, except as disclosed in writing by the Company to the other parties hereto prior to the date hereof.
Section 4. Representations and Warranties of the Standby Purchaser.  The Standby Purchaser represents and warrants to the Company that, as of the date hereof (and as of the Closing Date):
(a) If the Standby Purchaser is a partnership, corporation, trust or other entity or association (an "Entity"), the Standby Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority: to own, lease and operate its assets, properties and business; to carry on its business as now conducted; to execute and deliver this Agreement; and to perform fully its obligations hereunder.
(b) If the Standby Purchaser is an Entity, the execution, delivery and performance of this Agreement by the Standby Purchaser, the fulfillment of and the compliance with the respective terms and provisions hereof and the due consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other action on the part of the Standby Purchaser (none of which actions have been modified or rescinded, and all of which actions are in full force and effect).
(c) When executed by the Standby Purchaser, this Agreement will constitute a valid and binding obligation of the Standby Purchaser, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.
(d) Except as may be required by applicable banking law, the Standby Purchaser is not subject to any law, ordinance, regulation, rule, order, judgment, injunction, decree, charter, bylaw, contract, commitment, lease, agreement, instrument or other restriction of any kind that would prevent the Standby Purchaser's consummation of this Agreement or any of the transactions contemplated hereby without the consent of any third party, that would require the consent of any third party to the consummation of this Agreement or any of the transactions contemplated hereby, or that would result in any penalty, forfeiture or other termination as a result of such consummation (except, in each case, to the extent that consents and/or waivers have been obtained).
(e) Neither the execution, delivery or performance of this Agreement by the Standby Purchaser nor the consummation by the Standby Purchaser of the transactions contemplated hereby constitutes or will constitute a violation or default under or conflicts with or will conflict with, or will result in the creation of any encumbrance on any of the assets owned by the Standby Purchaser under, any term or provision of the organizational documents of the Standby Purchaser, if the Standby Purchaser is an Entity, or any material contract, commitment, lease, instrument, or agreement to which the Standby Purchaser is a party or by which the Standby Purchaser is bound.
(f) The Standby Purchaser (i) is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and (ii) has such knowledge and experience in financial and business matters that the Standby Purchaser is capable of evaluating the merits and risks of an investment in the Offered Shares.
(g) The Standby Purchaser has received all the information the Standby Purchaser considers necessary or appropriate for deciding whether to purchase the Offered Shares.  The Standby Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Offered Shares.  The Standby Purchaser has access to all of the Company's filings with the Commission, pursuant to the Exchange Act.  The Standby Purchaser acknowledges that the Company's fiscal year ends on December 31, 2017 and that the Company's financial results for the year, when known and announced, may adversely impact the market price of shares of the Common Stock, including an adverse impact on the market price of the Shares offered hereby.
Section 5. Covenants.
(a) Company Covenants.  The Company agrees as follows between the date hereof and the earlier of the Closing Date or the effective date of any termination pursuant to Section 8 hereof:
(i) To use commercially reasonable efforts to effectuate and consummate the Offering;
(ii) To use commercially reasonable efforts, as soon as reasonably practicable after the date of this Agreement, to prepare, file and have declared effective the Registration Statement;
(iii) As soon as reasonably practicable after the Company is advised or obtains knowledge thereof, to advise the Standby Purchaser with a confirmation in writing and to provide copies if requested by the Standby Purchaser, of (A) the time when the Registration Statement, Prospectus or any amendment or supplement thereto has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the Offered Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for such purpose, (D) the receipt of any comments from the Commission directed toward the Registration Statement or any document incorporated therein by reference, and (E) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company will use its commercially reasonable efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible;
(iv) To operate the Company's business in the ordinary course of business consistent with past practice;
(v) To notify, or to cause the subscription agent for the Offering (the "Subscription Agent") to notify, on each Friday during the exercise period of the Rights, or more frequently if reasonably requested by the Standby Purchaser, the Standby Purchaser of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering and the aggregate number of shares of voting Common Stock subscribed for in the directed share program as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be;
(vi) Not to issue any shares of capital stock of the Company, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for capital stock of the Company, or other agreements or rights to purchase or otherwise acquire capital stock of the Company, except for (A) shares of Common Stock issuable upon exercise of the Company's presently outstanding stock options, and (B) new stock options and other awards granted to employees or directors of the Company after the date hereof under the Company's incentive plans;
(vii) Not to authorize any stock split, stock dividend, stock combination or similar transaction affecting the number of issued and outstanding shares of Common Stock;
(viii) Not to declare or pay any dividends on its Common Stock or repurchase any shares of Common Stock, other than ordinary quarterly dividends, regularly declared and paid in accordance with past practice; and
(ix) Not to incur any indebtedness or guarantees thereof, other than borrowings in the ordinary course of business and consistent with past practice.
(b) Certain Acquisitions.  Between the date hereof and the Closing Date, neither the Standby Purchaser nor any of its Affiliates shall acquire any shares of Common Stock; provided, however, that the foregoing shall not restrict the acquisition of shares of Common Stock by the Standby Purchaser or any of its Affiliates from the Company pursuant to Section 2 of this Agreement.
(c) Information.  The Standby Purchaser agrees to furnish to the Company such information with respect to the Standby Purchaser that may be reasonably necessary or appropriate and will make any information furnished to the Company for the Prospectus by the Standby Purchaser not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Prospectus or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d) Public Statements.  Neither the Company nor the Standby Purchaser shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld, conditioned or delayed.  Without limiting the foregoing, the parties each acknowledge and agree that the existence of this Agreement and the terms and conditions hereof may be disclosed (i) by the Company in a press release announcing the terms of this Agreement and in the Registration Statement or any other documents contained therein, or in any other filing required by law or the applicable requirements of any stock exchange or market on which the Common Stock is primarily traded, without the consent of the Standby Purchaser, and (ii) by the Standby Purchaser in any filings made pursuant to Section 13 of the Exchange Act, without the consent of the Company.
(e) Regulatory Filing.  If the Company or the Standby Purchaser determines a filing is or may be required under applicable law in connection with the transactions contemplated hereunder, the Company and the Standby Purchaser shall use commercially reasonable efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under applicable law with respect to the transactions contemplated hereunder so that any applicable waiting period shall have expired or been terminated as soon as practicable after the date hereof.
Section 6. Conditions to Closing.
(a) The obligations of the Standby Purchaser to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:
(i) The representations and warranties of the Company in Section 3 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made on such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date);
(ii) The Standby Purchaser shall have received all documents required to be received from the Company as contemplated herein, all in form and substance reasonably satisfactory to the Standby Purchaser;
(iii) From the date hereof to the Closing Date, there shall not exist and be continuing any event, change or occurrence that has had a Material Adverse Effect; and
(b) The obligations of the Company to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the condition that the representations and warranties of the Standby Purchaser in Section 4 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date).
(c) The obligations of the Company and the Standby Purchaser to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:
(i) To the extent necessary, the Company and the Standby Purchaser shall have received all approvals, acquiescence, confirmation or consents of the transactions contemplated by this Agreement from all necessary governmental and regulatory agencies and authorities on terms reasonably satisfactory to the Standby Purchaser;
(ii) The approvals referenced in subsection (c)(i)(a) above and the transactions contemplated hereby shall not have been contested or threatened to be contested by any Federal or state governmental authority by formal proceedings;
(iii) No judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Offering or the material transactions contemplated by this Agreement;
(iv) Following the expiration of the Rights Offering (including the exercise of any Over-Subscription Privileges) and the directed share program, there are Unsubscribed Shares available to be issued by the Company to the Standby Purchaser; and
(v) The Company shall have filed the Registration Statement with the Commission to register the shares of voting Common Stock described in Section 2 hereof, and the Commission shall have declared such Registration Statement effective.
Section 7. Deliveries at Closing.
(a) At the Closing, the Company shall deliver to the Standby Purchaser the following:
(i) A certificate or certificates (or book-entry, in the case of uncertificated shares) representing the number of shares of voting Common Stock issued to the Standby Purchaser pursuant to Section 2 hereof; and
(ii) A certificate of an officer of the Company on its behalf to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the Closing Date, with the same effect as if made on the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date).
(b) At the Closing, the Standby Purchaser shall deliver to the Company the following:
(i) Payment in an amount equal to the Per Share Subscription Price multiplied by the number of Offered Shares purchased by the Standby Purchaser, as set forth in Section 2(c) hereof; and
(ii) A certificate of the Standby Purchaser to the effect that the representations and warranties of the Standby Purchaser contained in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date).
Section 8. Termination.
(a) This Agreement may be terminated by the Company on one hand or by the Standby Purchaser on the other hand, by written notice to the other parties hereto:
(i) At any time prior to the Closing Date, if there is a material breach of this Agreement by the other party that is not cured within fifteen (15) days after the non-breaching party has delivered written notice to the breaching party of such breach; or
(ii) On December 19, 2017, unless the Closing has occurred prior to such date.
(b) The Standby Purchaser may terminate this Agreement, by written notice to the Company at any time prior to the Closing Date, if, after the date hereof, there shall exist and be continuing any event, change or occurrence that has had a Material Adverse Effect.
Section 9. Indemnification and Contribution.
(a) In the event shares of voting Common Stock are issued to the Standby Purchaser pursuant to this Agreement, the Company shall indemnify and hold harmless the Standby Purchaser and their respective officers, directors and employees and each other Person, if any, who controls the Standby Purchaser within the meaning of the Securities Act (all such Persons being hereinafter referred to, collectively, as the "Standby Indemnified Persons"), against any losses, claims, damages or liabilities, to which any of the Standby Indemnified Persons may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement, the Prospectus or in any amendment or supplement thereto, or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each such Standby Indemnified Person for any reasonable legal or any other expenses reasonably incurred by such Standby Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to any Standby Indemnified Person to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in the Registration Statement, Prospectus or in any amendment or supplement thereto or in reliance upon and in conformity with written information furnished to the Company by such Standby Indemnified Person specifically for use therein or so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Standby Indemnified Person, and shall survive the transfer of such Offered Shares by such Standby Indemnified Person.
(b) The Standby Purchaser by acceptance hereof agrees to indemnify and hold harmless the Company, its officers, directors and employees and each other Person, if any, who controls the Company within the meaning of the Securities Act (all such Persons being hereinafter referred to, collectively, as the "Company Indemnified Persons," and together with the Standby Indemnified Persons, the "Indemnified Persons") against any losses, claims, damages or liabilities, joint or several, to which any of the Company Indemnified Persons may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, information provided in writing to the Company by the Standby Purchaser specifically for use in the Registration Statement or Prospectus or any amendment or supplement thereto.
(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person, except to the extent the indemnifying party is actually prejudiced thereby) and (ii) unless, in such indemnified party's reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person.  If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in advance in writing, which consent shall not be unreasonably withheld, conditioned or delayed. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.
(d) (i) If the indemnification provided for in this Section 9 is unavailable to an Indemnified Person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Person in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and Indemnified Persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the Indemnified Persons, and their relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.
(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
Section 10. Survival.  The representations and warranties of the Company and the Standby Purchaser contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.
Section 11. Notices.  Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be given when personally delivered (including delivery by an express or overnight delivery service), when received by facsimile transmission (upon confirmation of receipt thereof) or when sent by registered mail, return receipt requested, addressed, if to the Standby Purchaser, at: Strategic Value Bank Partners LLC, 2000 Auburn Drive, Suite 300, Beachwood, Ohio 44122, Attention:  Ben Mackovac, Telephone:  (216) 282-6190; and if to the Company, at: Trinity Capital Corporation, 1200 Trinity Drive, Los Alamos, New Mexico, 87544, Attention: John S. Gulas, Telephone: (505) 622-5171, or to such other address as may be furnished from time to time by notice given in accordance with this section.
Section 12. Assignment.  This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.  The Standby Purchaser may not assign his, her or its rights and obligations under this Agreement to an Affiliate without prior written consent of the Company.
Section 13. Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein, with respect to the standby purchase commitments with respect to the Offered Shares.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.
Section 14. Governing Law.  This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New Mexico (but not including the choice of law rules thereof).  This Agreement and the rights, powers and duties set forth herein shall be binding upon the Standby Purchaser, his, her or its heirs, estate, legal representatives, successors and assigns, and shall inure to the benefit of the Company, its successors and assigns.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.
Section 15. Extension or Modification of Offering.  The Company may (a) waive irregularities in the manner of exercise of the Rights or subscription of Offered Shares through the directed share program, and (b) waive conditions relating to the method (but not the timing) of the exercise of the Rights or the subscription of Offered Shares through the directed share program to the extent that such waiver does not materially adversely affect the interests of the Standby Purchaser.
Section 16. Miscellaneous.
(a) The Company shall not after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Standby Purchaser in this Agreement.
(b) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.
(c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.
THE COMPANY:

TRINITY CAPITAL CORPORATION

By: /s/ John S. Gulas
Name:  John S. Gulas
Title:  President and Chief Executive Officer

THE STANDBY PURCHASER:

STRATEGIC VALUE BANK PARTNERS LLC

By: /s/ Ben Mackovak
Name:  Ben Mackovak
Title: Managing Member

APPENDIX A
DEFINITIONS
"Affiliate" shall mean an affiliate (as defined in Rule 12b-2 under the Exchange Act) of such Standby Purchaser, provided that such Standby Purchaser or any of its affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights with respect to such affiliate.
"Agreement" shall have the meaning set forth in the preamble hereof.
"Basic Subscription Privilege" shall have the meaning set forth in the recitals hereof.
"Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are generally closed in the State of New Mexico.
"Closing" shall mean the closing of the purchases described in Section 2 hereof, which shall be held on the Closing Date at the offices of the Company, or such other time and place as may be agreed to by the parties hereto.
"Closing Date" shall occur as soon as practicable after the Expiration Date and following the satisfaction of the conditions set forth in Section 7, or such other date as may be agreed to by the parties hereto.
"Commission" shall mean the United States Securities and Exchange Commission, or any successor agency thereto.
"Common Stock" shall have the meaning set forth in the recitals hereof.
"Company" shall have the meaning set forth in the preamble hereof.
"Company Indemnified Persons" shall have the meaning set forth in Section 9(b) hereof.
"Company SEC Documents" shall have the meaning set forth in Section 3(i) hereof.
"Entity" shall have the meaning set forth in Section 4(a) hereof.
"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.
"Expiration Date" shall mean the date to be set forth in the Prospectus, such date being the date on which the Rights shall expire, as determined by the Company in its sole discretion.
"Indemnified Persons" shall have the meaning set forth in Section 9(b) hereof.
"Material Adverse Effect" shall mean a material adverse effect on the financial condition, or on the earnings, financial position, operations, assets, results of operations or business of the Company and its subsidiaries taken as a whole.
"Offered Shares" shall have the meaning set forth in the recitals hereof.
"Over-Subscription Privilege" shall have the meaning set forth in the recitals hereof.
"Per Share Subscription Price" shall have the meaning set forth in the recitals hereof.
"Person" shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.
"Prospectus" shall mean the final "prospectus" (as defined in Section 2(10) of the Securities Act, which meets the requirements of Section 10 of the Securities Act and is current with respect to the Offered Shares covered thereby), including any prospectus supplement relating to the Rights and the underlying shares of Common Stock that is filed with the Commission and deemed by virtue of Rule 430B of the Securities Act to be part of the Registration Statement, each as amended, for use in connection with the issuance of the Rights, together with the documents incorporated by reference therein pursuant to Item 12 of Form S-1.
"Record Date" shall have the meaning set forth in the recitals hereof.
"Registration Statement" shall mean the Company's registration statement on Form S-1 that it intends to file with the Commission together with all exhibits thereto and any prospectus supplement relating to the Offered Shares that is filed with the Commission and deemed by virtue of Rule 430B of the Securities Act to be part of such registration statement, each as amended, pursuant to which the Rights and underlying shares of Common Stock have been registered pursuant to the Securities Act.
"Rights" shall have the meaning set forth in the recitals hereof.
"Rights Offering" shall have the meaning set forth in the recitals hereof.
"Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.
"Shareholders" shall have the meaning set forth in the recitals hereof.
"Standby Indemnified Persons" shall have the meaning set forth in Section 9(a) hereof.
"Standby Purchaser" shall have the meaning set forth in the preamble hereof.
"Subscription Agent" shall have the meaning set forth in Section 5(a)(v) hereof.
"Unsubscribed Shares" shall have the meaning set forth in the recitals hereof.

EXHIBIT A
STANDBY PURCHASER
Name and Address	Maximum Investment	Pro Rata Portion
Strategic Value Bank Partners LLC 2000 Auburn Drive, Suite 300 Beachwood, Ohio 44122	281,987	9.9%